Exhibit 99.1

athenahealth Reports Third Quarter Fiscal Year 2017 Results
Revises Fiscal Year 2017 Financial Outlook
Provides Update on Strategic Initiatives to Drive Increased Levels of Profitable Growth and Enhance Shareholder Value
Increases Targeted Cost Savings of $100 Million to $115 Million in Expense Savings
Reiterates Commitment to Significant Operating Margin Improvement in 2018

Q3 2017 Financial Results

•	10% Revenue Growth Over Third Quarter of 2016

•	GAAP Operating Income of $18.6 million

•	Non-GAAP Adjusted Operating Income of $39.5 million

•	GAAP Net Income of $13.0 million, or $0.32 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $22.9 million, or $0.56 Per Diluted Share
WATERTOWN, MA – October 19, 2017 – athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of network-enabled services and point-of-care mobile applications for hospital and ambulatory clients nationwide, today announced financial and operational results for the third quarter of fiscal year 2017. We will hold a conference call tomorrow, Friday, October 20, 2017, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
“Today, athenahealth benefits from a solid operating foundation. We are the most universally connected healthcare network in the country. The value we offer to our clients is as strong as ever,” said Jonathan Bush, chief executive officer, athenahealth. “At the same time, the market in which we operate is changing. The actions we are announcing today follow a comprehensive review of our operations and cost structure, and are designed to ensure that we are best positioned to drive continued success and profitable growth in this new environment. We are changing the way we work to become a more nimble and efficient organization while directing investments to our greatest return opportunities.”
Q3 2017 Financial Results

•	Total revenue for the three months ended September 30, 2017, was $304.6 million, compared to $276.7 million in the same period last year, an increase of 10%.

•	For the three months ended September 30, 2017, GAAP Gross Margin was 52.7%, compared to 51.3% in the same period last year.

•	For the three months ended September 30, 2017, Service Automation Rate, formerly referred to as Non-GAAP Adjusted Gross Margin, was 64.0%, compared to 65.1% in the same period last year.

•	For the three months ended September 30, 2017, GAAP Operating Income was $18.6 million, or 6.1% of total revenue, compared to $15.2 million, or 5.5% of total revenue, in the same period last year.

•
For the three months ended September 30, 2017, Non-GAAP Adjusted Operating Income was $39.5 million, or 13.0% of total revenue, compared to $41.6 million, or 15.0% of total revenue, in the same period last year.

•	For the three months ended September 30, 2017, GAAP Net Income was $13.0 million, or $0.32 per diluted share, compared to $13.9 million, or $0.35 per diluted share, in the same period last year.

•
For the three months ended September 30, 2017, Non-GAAP Adjusted Net Income was $22.9 million, or $0.56 per diluted share, compared to $24.1 million, or $0.60 per diluted share, in the same period last year.

“Our business model is truly unique in the healthcare IT industry. Our percentage of collections pricing model demonstrates our financial alignment with clients. During the third quarter, we achieved double digit top line growth and executed well against our plans to reduce costs,” said Jack Kane, director and interim chief financial officer, athenahealth. “Looking ahead to 2018, while we are still working through our annual budget process, and are not yet in a position to provide guidance, we are committing to significant operating margin improvement next year. We are holding ourselves accountable to achieve at least 15% non-GAAP operating margin in 20181. We are confident the actions we’re taking position us well to drive profitable growth and enhance shareholder value going forward.”
Network Growth
We continued to expand our network across ambulatory (athenaOne), hospital (athenaOne for Hospitals & Health Systems) and population health (athenahealth Population Health). Our network growth metrics for Q2 2017 to Q3 2017 are summarized in the following table:

	athenaOne (Ambulatory)			athenaOne (Hospital)	Population Health
	Collector Providers	Clinicals Providers	Communicator Providers	Discharge Bed Days	Covered Lives
Ending Balance as of 6/30/17	100,306	54,909	62,928	14,107	2,781,635
Sequential Growth	6,176	3,027	4,662	5,683	460,993
Ending Balance as of 9/30/17	106,482	57,936	67,590	19,790	3,242,628
Sequential Growth %	6%	6%	7%	40%	17%

1Our fiscal 2018 Non-GAAP Operating Income target does not take into account the impact of accounting pronouncements we have not yet implemented.

Update on Strategic Initiatives to Drive Increased Levels of Profitable Growth and Enhance Shareholder Value
As previously announced on August 1, 2017, the Board of Directors and management team have been conducting a strategic review of our operational and financial strategy, leadership and governance. As a result of this review, today we are announcing an increase to our previously identified cost savings target. On October 13, 2017, the Board approved a comprehensive strategic plan to generate $100 million to $115 million of gross pre-tax expense savings. We expect to realize substantially all of these savings by the end of 2018. We expect to achieve these savings through a new organizational design, marketing program rationalization, real estate optimization, including the closure of offices in San Francisco and Princeton, and other reduced overhead.
The organizational redesign will result in a leaner, more simplified structure that is more responsive to client needs and is expected to improve employee engagement by increasing efficiencies, streamlining workflow, and enhancing accountability. As a result of the redesign, we expect to reduce our workforce by approximately 9%. We expect to incur total pre-tax charges of approximately $15 million to $25 million, the majority of which will be recognized in the fourth quarter of 2017, primarily related to these workforce reductions.
While we plan to reinvest a portion of the $100 million to $115 million of savings to drive innovation and fund our highest priority initiatives, we expect the majority of the savings to flow to the bottom line and drive margin improvement, consistent with our commitment to sustainable profitable growth and value creation. athenahealth remains committed to significantly increasing operating margins in 2018.
Fiscal Year 2017 Outlook
We continue to face weaker utilization trends and a more challenging demand environment. In addition, some of our non-athenaOne revenue initiatives are not ramping as quickly as planned. We also expect a negative impact of approximately $4 million on our 2017 revenue from hurricanes Harvey and Irma. Despite these growth headwinds, we are making progress on our initiatives to run the business more efficiently while continuing to focus on growth in 2018 and beyond. Based on our third quarter performance and current expectations for the fourth quarter of 2017, we have revised our fiscal year 2017 guidance as of October 19, 2017. Our revised fiscal year 2017 financial guidance is summarized in the following table:

For the Fiscal Year Ending December 31, 2017
Forward-Looking Guidance
Financial Measures
GAAP Total Revenue	$1,200 million - $1,220 million
GAAP Operating Income	$29 million - $53 million
Non-GAAP Adjusted Operating Income	$135 million - $150 million
Financial Metric
Annual Bookings	$300 million - $350 million
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. However, not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available at this time. The probable significance of providing such non-GAAP measures is that the GAAP measure could be materially different from the corresponding non-GAAP measures. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast on Friday, October 20, 2017, at 8:00 a.m. Eastern Time, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code no. 88906726, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code no. 88906726. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 106,000 providers and 102 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including our revised fiscal 2017 guidance; statements regarding actions arising from our strategic initiatives and their impact, including anticipated cost savings, charges, and margin improvements; statements regarding our positioning in the market and demand for our services; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2017 Guidance” sections of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to manage changes in our management team and changes resulting from our anticipated workforce reduction and office closures; our ability to maintain high growth rates due to lengthening customer sales cycles and lower utilization; the impact of changes in our business model and structure; our ability to effectively manage growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share amounts)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$122.7	$147.4
Accounts receivable, net	163.9	161.6
Prepaid expenses and other current assets	42.8	34.2
Total current assets	329.4	343.2
Property and equipment, net	361.5	347.7
Capitalized software costs, net	136.0	125.8
Purchased intangible assets, net	113.7	112.1
Goodwill	274.4	240.7
Deferred tax asset, net	44.9	2.2
Investments and other assets	24.4	17.5
Total assets	$1,284.3	$1,189.2
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10.7	$9.5
Accrued compensation	83.7	89.7
Accrued expenses	53.9	51.7
Current portion of long-term debt	18.3	18.3
Deferred revenue	30.9	28.7
Total current liabilities	197.5	197.9
Deferred rent, net of current portion	29.8	30.8
Long-term debt, net of current portion	258.1	272.8
Deferred revenue, net of current portion	48.6	48.4
Other long-term liabilities	5.2	6.0
Total liabilities	539.2	555.9
Stockholders’ equity:
Preferred stock, $0.01 par value: 5.0 shares authorized; no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value: 125.0 shares authorized; 41.3 shares issued and 40.0 shares outstanding at September 30, 2017; 40.8 shares issued and 39.5 shares outstanding at December 31, 2016	0.4	0.4
Additional paid-in capital	633.3	591.5
Treasury stock, at cost, 1.3 shares	(1.2)	(1.2)
Accumulated other comprehensive loss	(0.6)	(0.9)
Retained earnings	113.2	43.5
Total stockholders’ equity	745.1	633.3
Total liabilities and stockholders’ equity	$1,284.3	$1,189.2

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Business services	$295.8	$267.1	$867.1	$768.7
Implementation and other	8.8	9.6	24.0	26.0
Total revenue	304.6	276.7	891.1	794.7
Cost of revenue	144.0	134.7	432.2	400.0
Gross profit	160.6	142.0	458.9	394.7
Other operating expenses:
Selling and marketing	61.8	61.5	192.5	189.5
Research and development	44.8	31.0	130.0	90.1
General and administrative	35.4	34.3	104.5	100.9
Total other operating expenses	142.0	126.8	427.0	380.5
Operating income	18.6	15.2	31.9	14.2
Other expense	(1.4)	(1.4)	(4.3)	(4.7)
Income before income tax (provision) benefit	17.2	13.8	27.6	9.5
Income tax (provision) benefit	(4.2)	0.1	(6.1)	1.7
Net income	$13.0	$13.9	$21.5	$11.2
Net income per share – Basic	$0.33	$0.35	$0.54	$0.29
Net income per share – Diluted	$0.32	$0.35	$0.53	$0.28
Weighted average shares used in computing net income per share:
Basic	39.9	39.4	39.8	39.2
Diluted	40.7	40.0	40.6	40.0

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21.5	$11.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109.3	104.0
Excess tax benefit from stock-based awards	—	(1.4)
Deferred income tax	4.2	(3.1)
Stock-based compensation expense	42.5	50.7
Other reconciling adjustments	(0.1)	(0.3)
Changes in operating assets and liabilities:
Accounts receivable, net	(2.2)	(3.1)
Prepaid expenses and other current assets	(8.6)	(7.7)
Other long-term assets	(6.8)	(3.2)
Accounts payable	0.6	2.2
Accrued expenses and other long-term liabilities	2.4	1.4
Accrued compensation	(8.2)	(7.5)
Deferred revenue	2.4	(7.8)
Deferred rent	(0.4)	0.6
Net cash provided by operating activities	156.6	136.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(55.1)	(68.1)
Purchases of property and equipment	(66.8)	(52.9)
Payments on acquisitions, net of cash acquired	(41.1)	(16.9)
Other investing activities	—	0.9
Net cash used in investing activities	(163.0)	(137.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	13.4	14.1
Taxes paid related to net share settlement of stock awards	(17.1)	(18.7)
Excess tax benefit from stock-based awards	—	1.4
Payments on long-term debt	(15.0)	(7.5)
Other financing activities	0.1	(0.1)
Net cash used in financing activities	(18.6)	(10.8)
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.1)
Net decrease in cash and cash equivalents	(24.7)	(11.9)
Cash and cash equivalents at beginning of period	147.4	141.9
Cash and cash equivalents at end of period	$122.7	$130.0

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in millions)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2017, and 2016:

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Cost of revenue	$2.7	$4.4	$10.5	$13.7
Selling and marketing	4.3	5.1	13.2	14.3
Research and development	3.2	3.1	10.3	9.3
General and administrative	2.3	4.5	8.5	13.4
Total stock-based compensation expense	12.5	17.1	42.5	50.7
Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue (1)	0.5	1.2	2.1	3.7
Amortization of capitalized stock-based compensation related to software development allocated to research and development (1)	—	0.1	0.1	0.1
Total	$13.0	$18.4	$44.7	$54.5

(1)
In addition, for the three months ended September 30, 2017, and 2016, $0.6 million and $0.9 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets. For the nine months ended September 30, 2017, and 2016, $1.9 million and $2.1 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in millions)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2017, and 2016:

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Amortization of purchased intangible assets allocated to:
Cost of revenue	$1.9	$2.0	$4.3	$7.1
Selling and marketing	3.2	3.0	9.7	8.8
Total amortization of purchased intangible assets	$5.1	$5.0	$14.0	$15.9

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in millions, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin and Service Automation Rate
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue and our “Service Automation Profit” and “Service Automation Rate,” which represents Service Automation Profit as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Total revenue	$304.6	$276.7	$891.1	$794.7
Cost of revenue	144.0	134.7	432.2	400.0

GAAP Gross Profit	160.6	142.0	458.9	394.7

GAAP Gross Margin	52.7%	51.3%	51.5%	49.7%

Add: Stock-based compensation allocated to cost of revenue	2.7	4.4	10.5	13.7
Add: Amortization of capitalized stock-based compensation related to software development allocated to cost of revenue	0.5	1.2	2.1	3.7
Add: Amortization of purchased intangible assets allocated to cost of revenue	1.9	2.0	4.3	7.1
Add: Integration and transaction costs allocated to cost of revenue	0.1	—	0.2	—
Add: Exit costs, including restructuring costs allocated to cost of revenue	—	0.1	—	0.4

Non-GAAP Adjusted Gross Profit (as redefined)	$165.8	$149.7	$476.0	$419.6

Non-GAAP Adjusted Gross Margin (as redefined)	54.4%	54.1%	53.4%	52.8%

Add: Amortization and depreciation expense allocated to cost of revenue	24.5	25.8	74.2	70.7
Add: Overhead expense allocated to cost of revenue	4.6	4.5	14.0	13.2

Service Automation Profit (1)	$194.9	$180.0	$564.2	$503.5
Service Automation Rate (1)	64.0%	65.1%	63.3%	63.4%

(1)	Service Automation Profit and Rate, formerly referred to as Non-GAAP Adjusted Gross Profit and Margin, excludes amortization, depreciation, and overhead costs.

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Total revenue	$304.6	$276.7	$891.1	$794.7

GAAP net income	13.0	13.9	21.5	11.2
Add: Provision for (benefit from) income taxes	4.2	(0.1)	6.1	(1.7)
Add: Total other expense	1.4	1.4	4.3	4.7
GAAP operating income	$18.6	$15.2	$31.9	$14.2

GAAP operating margin	6.1%	5.5%	3.6%	1.8%

Add: Stock-based compensation expense	12.5	17.1	42.5	50.7
Add: Amortization of capitalized stock-based compensation related to software development	0.5	1.3	2.2	3.8
Add: Amortization of purchased intangible assets	5.1	5.0	14.0	15.9
Add: Integration and transaction costs	2.8	0.8	6.8	1.1
Add: Exit costs, including restructuring costs	—	2.4	—	4.4
Less: Gain on investments, net	—	(0.2)	—	(0.2)

Non-GAAP Adjusted Operating Income	$39.5	$41.6	$97.4	$89.9

Non-GAAP Adjusted Operating Income Margin	13.0%	15.0%	10.9%	11.3%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income.”

(unaudited, in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP net income	$13.0	$13.9	$21.5	$11.2
Add: Stock-based compensation expense	12.5	17.1	42.5	50.7
Add: Amortization of capitalized stock-based compensation related to software development	0.5	1.3	2.2	3.8
Add: Amortization of purchased intangible assets	5.1	5.0	14.0	15.9
Add: Integration and transaction costs	2.8	0.8	6.8	1.1
Add: Exit costs, including restructuring costs	—	2.4	—	4.4
Less: Gain on investments, net	—	(0.2)	—	(0.2)

Sub-total of tax deductible items	20.9	26.4	65.5	75.7

Add: Tax impact of tax deductible items (1)	(8.4)	(10.6)	(26.2)	(30.3)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(2.6)	(5.6)	(4.9)	(5.5)

Non-GAAP Adjusted Net Income	$22.9	$24.1	$55.9	$51.1

Weighted average shares - diluted	40.7	40.0	40.6	40.0

Non-GAAP Adjusted Net Income per Diluted Share	$0.56	$0.60	$1.38	$1.28

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Non-GAAP Adjusted Net Income per Diluted Share
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP net income per share - diluted	$0.32	$0.35	$0.53	$0.28
Add: Stock-based compensation expense	0.31	0.43	1.05	1.27
Add: Amortization of capitalized stock-based compensation related to software development	0.01	0.03	0.05	0.10
Add: Amortization of purchased intangible assets	0.13	0.13	0.34	0.40
Add: Integration and transaction costs	0.07	0.02	0.17	0.03
Add: Exit costs, including restructuring costs	—	0.06	—	0.11
Less: Gain on investments, net	—	(0.01)	—	(0.01)

Sub-total of tax deductible items	0.51	0.66	1.61	1.89

Add: Tax impact of tax deductible items (1)	(0.21)	(0.27)	(0.65)	(0.76)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.06)	(0.14)	(0.12)	(0.14)

Non-GAAP Adjusted Net Income per Diluted Share	$0.56	$0.60	$1.38	$1.28

Weighted average shares - diluted	40.7	40.0	40.6	40.0

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited, in millions, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2017, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2017
Total revenue	$1,200	$1,220

GAAP operating income	$29	$53

GAAP operating income margin	2.4%	4.3%

Add: Stock-based compensation expense	55	53
Add: Amortization of capitalized stock-based compensation related to software development	2	2
Add: Amortization of purchased intangible assets	19	19
Add: Integration and transaction costs	10	10
Add: Exit costs, including restructuring (1)	20	13
Add: Gain or loss on investments (2)	—	—

Non-GAAP Adjusted Operating Income	$135	$150

Non-GAAP Adjusted Operating Income Margin	11.3%	12.3%

(1)
As a result of our expected exit costs associated with our strategic plan, we have updated our reconciliation table of Non-GAAP financial measures to comparable GAAP measures for fiscal year 2017 guidance.

(2)
We currently do not anticipate gain or loss on investments during fiscal year 2017. However, if this item occurs in fiscal year 2017, we would exclude this item from our Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Income Margin.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
In Q4 2016, management redefined “Non-GAAP Adjusted Gross Profit” as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transactions costs allocated to cost of revenue, and (4) exit costs, including restructuring costs allocated to cost of revenue, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management defines “Service Automation Profit,” formerly referred to as Non-GAAP Adjusted Gross Profit, as total revenue, less cost of revenue, plus (1) stock-based compensation expense allocated to cost of revenue, (2) amortization of purchased intangible assets allocated to cost of revenue, (3) integration and transaction costs allocated to cost of revenue, (4) exit costs, including restructuring costs allocated to cost of revenue, (5) amortization and depreciation expense allocated to cost of revenue, and (6) overhead expense allocated to cost of revenue, and “Service Automation Rate,” formerly referred to as Non-GAAP Adjusted Gross Margin, as Service Automation Profit as a percentage of total revenue. Management considers these non-GAAP financial measures and metrics to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures and metrics enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes; total other expense; stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain or loss on investments and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure or metric referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to strategic transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain or loss on investments — represents gains or losses on the sales, conversions, or impairments of our investments, such as marketable securities and More Disruption Please Accelerator investments. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.